Exhibit 12.2

I, Shlomi Fruhling, Chief Financial Officer of the Company, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 20-F of Cellcom Israel Ltd; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 1, 2019

/s/ Shlomi Fruhling
Shlomi Fruhling Chief Financial Officer